UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 2, 2012

LIQUIDMETAL TECHNOLOGIES, INC.
(Exact name of Registrant as Specified in its Charter)

Delaware	000-31332	33-0264467
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

30452 Esperanza
Rancho Santa Margarita, California 92688
(Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (949) 635-2100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

LIQUIDMETAL TECHNOLOGIES, INC.

FORM 8-K

Item 8.01.	Other Events.

On July 2, 2012, Liquidmetal Technologies, Inc. (the “Company”) completed the closing of the private placement that was previously described in the Form 8-K filed by the Company on July 2, 2012 (the “Private Placement”).  In the Private Placement, $12.0 million in principal amount of Senior Convertible Notes due on September 1, 2013 (the “Notes”) were issued pursuant to the terms of the Securities Purchase Agreement entered into among the Company and certain accredited investors on July 2, 2012.  The Private Placement resulted in gross proceeds of $12.0 million before placement agent fees and other expenses associated with the transaction.  As a part of the Private Placement, on July 2, 2012, the Company issued Warrants to the purchasers of the Notes giving them the right to purchase up to an aggregate of 18,750,000 shares of the Company’s common stock at an exercise price of $0.384 per share (the “Warrants”).  In addition, in connection with the Private Placement, the Company entered into a Registration Rights Agreement under which it agreed to file a registration statement with the Securities and Exchange Commission covering the resale of the shares of the Company’s common stock issuable pursuant to the Notes and Warrants.  The material terms of the Notes, Warrants, and Registration Rights Agreement are described in the Form 8-K previously filed by the Company on July 2, 2012.

1

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIQUIDMETAL TECHNOLOGIES, INC.

	By:	/s/ Tony Chung
Tony Chung
Chief Financial Officer

Date: July 3, 2012